Exhibit 99.1

SolarCity Announces Fourth Quarter and Fiscal Year 2013

Financial Results

SAN MATEO, Calif., March 18, 2014—SolarCity (Nasdaq: SCTY), a leading provider of distributed clean energy, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

Summary of 2013 Results

As reported in February, we generated significant growth in our core business in 2013 with MW Deployed up 78% Y/Y to 280 MW and operating lease revenue growth of 80% Y/Y for the full year. Moreover, we have continued to improve the capital efficiency and economics of the business with a material reduction in both operating expenses per MW Deployed and capital expenditures per MW Deployed. We generated positive Net Cash Flow in the fourth quarter of 2013, came very close to achieving break-even Net Cash Flow for the full year 2013, and we continue to expect positive Net Cash Flow for 2014 as well. Finally, we signed our 100,000th customer earlier this month and expect residential MW booked to surpass 100 MW in Q1 2014, putting us on a clear path to achieve our target of 475 MW – 525 MW Deployed in 2014.

Q4 2013 GAAP Operating Income Statement

As reported earlier, Operating Lease and Solar Energy Systems Incentives Revenue in the fourth quarter of 2013 was $22.4 million, up 79% from $12.5 million in the fourth quarter of 2012 (as updated), owing largely to a higher base of operating lease MW deployed. Total revenue for the fourth quarter increased 99% as compared to the year-ago period to $47.3 million.

Operating Lease and Solar Energy Systems Incentives Gross Margin was 48%. Excluding the introduction of a new, dedicated operations and maintenance [O&M] department that was not incorporated into guidance, Operating Lease Gross Margin was 55%, in line with our expectations. Consolidated Gross Profit Margin was 21%, owing largely to a higher mix of lower margin solar energy system sales.

Total Operating Expenses were $65.2 million for the fourth quarter of 2013, rising 78% from $36.6 million in the fourth quarter of 2012. Excluding the impact of incremental and one-time expenses resulting from recent M&A that were not incorporated into guidance, operating expenses were $58 million, above our guidance range of $50 million to $55 million owing largely to accelerated investment in sales headcount and infrastructure.

Loss from Operations in the fourth quarter of 2013 was $55.3 million as compared to $32.3 million in the fourth quarter of 2012.

GAAP net income attributable to stockholders per diluted share was $0.28, owing largely to an M&A-related tax benefit and higher net losses attributable to noncontrolling interests and redeemable noncontrolling interests.

See below for a reconciliation of GAAP to non-GAAP measures, which we believe are a better representation of our performance excluding the impact of M&A and other new items we had not incorporated into our guidance.

Non-GAAP Earnings per Share [EPS] Before Noncontrolling Interests

While GAAP EPS is based upon net income (loss) attributable to common stockholders, we also report non-GAAP EPS based upon net income (loss). The only difference between GAAP EPS and non-GAAP EPS is the sole line item net income (loss) attributable to non-controlling interests and redeemable noncontrolling interests.

Under GAAP accounting, we report net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture financing funds. Income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on earnings before net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests per share, which we view as a better measure of our operating performance.

According to this definition, non-GAAP earnings before noncontrolling interests and redeemable noncontrolling interests per share was ($0.46).

See below for a reconciliation of GAAP EPS to non-GAAP EPS.

Q4 2013 GAAP Cash Flows

For the fourth quarter ended December 31, 2013, net cash provided by Operating Activities was $13.9 million, while net cash used in Investing Activities was $234.9 million and net cash provided by Financing Activities (before equity and convertible notes issuances) was $262.4 million.

Defined as Operating Cash Flows plus Financing Cash Flows net of Investing Cash Flows (excluding equity and convertible note issuances), net cash flow was $41.4 million in the quarter ended December 31, 2013. As of December 31, 2013, Cash and cash equivalents totaled $577.1 million.

Condensed Statement of Cash Flows

$ in thousands	Twelve Months Ended:		Three Months Ended:
Net Cash Provided (Used) In:	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013
Operating activities	$39,794	$174,515	$56,958	$13,865
Investing activities	($428,520)	($729,899)	($143,523)	($234,912)
Financing activities (before equity/convertible note issuance)	$323,129	$552,204	$104,548	$262,410

Net cash provided (used) before equity/convertible note issuance	($65,597)	($3,180)	$17,983	$41,363
Net cash provided by equity/convertible note issuance	$175,206	$420,180	$92,779	$402,731
Net increase (decrease) in cash and cash equivalents	$109,609	$417,000	$110,762	$444,094

Completion of Overhead Reallocation and Remediation Efforts

We have finalized the overhead reallocation we had previously announced in a manner consistent with our expectations. The net impact was a reallocation of overhead expenses from Operating Leases to Solar Energy System Sales totaling $16.2 million for the first three quarters of 2013 and $20.4 million for the full year 2012. As noted previously, there was no impact to Net Cash Flow, Estimated Nominal Contracted Payments Remaining, or Retained Value.

We identified the allocation error as part of our own internal controls process and reported it to our auditors. To prevent this issue from occurring in the future, we have implemented or are in the process of implementing a range of new controls and procedures, including:

•	Increased investment in accounting personnel, training, and infrastructure

•	Automation of procedures and software systems

•	Additional layer of review along with three reconciliation methods for overhead allocation

•	Additional reconciliation and monitoring activities for processes involving outside providers

We expect our remediation efforts to be completed by June 30, 2014.

Guidance for Q1 2014 and Update to 2014 Outlook

For Q1 2014, we continue to expect MW deployed of between 78 MW – 82 MW, up 74% year-over-year at the midpoint and consistent with our targets for the year.

For 2014, we reaffirm guidance for MW deployed of between 475 MW and 525 MW. We also continue to expect to generate positive cash flow for the full year 2014.

For Q1 2014, we also expect:

•	GAAP Operating Lease and Solar Energy Systems Incentive Revenue: $27 million - $29 million

•	GAAP Solar Energy Systems Sale Revenue: $23 million - $27 million

•	GAAP Operating Lease and Solar Energy Systems Incentive Gross Margin: 40%-50% (including impact of amortization of intangibles from recent M&A and new O&M department)

•	GAAP Operating Expenses: $70 million - $75 million (including $3 million in amortization of intangibles)

•	Non-GAAP EPS (before Income (Loss) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests): ($0.70) – ($0.80)

Earnings Conference Call

We will hold a conference call today to discuss our fourth quarter results and outlook for 2014 at 5:00 pm Eastern. A live webcast of the call may be accessed over the Internet at the “Events and Presentations” link of the Investor Relations section of our website at http://investors.solarcity.com/events.cfm.

Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on our Investor Relations site by 5:00 pm Eastern Daylight Time. The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13578478. The replay will be available until March 25, 2014.

About SolarCity

SolarCity® (NASDAQ: SCTY) provides clean energy. We are disrupting the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. We offer solar power, energy efficiency and electric vehicle services, and make clean energy easy by taking care of everything from design and permitting to monitoring and maintenance. We currently serves 14 states and signs a new customer every three minutes. Visit us online at www.solarcity.com and follow us on Facebook & Twitter.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding SolarCity’s customer and market growth opportunities; financial strategies for cash generation and increasing shareholder value; the booking and deployment of megawatts including estimated Q1 2014 megawatt booking and deployment and full-year 2014 megawatt deployment; forecasted cash flow in 2014; expected future GAAP and non-GAAP operating and financial results; our control environment, including our disclosure controls and procedures and our internal controls over financial reporting, and our related remediation efforts; and assumptions relating to the foregoing.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. As of the date hereof, we have bookings and financing for less than half of the orders needed to achieve our 2014 megawatt projections. In order to meet our projections, we will need to substantially expand our workforce, increase our installation efficiency and exceed our existing bookings rate relative to what we have achieved to date. Additional key risks and uncertainties include the level of demand for our solar energy systems, the availability of a sufficient, timely, and cost-effective supply of solar panels and balance of system components, the effects of future tariffs and other trade barriers, changes in federal tax treatment, the effect of electric utility industry regulations, net metering and related policies, the availability and amount of rebates, tax credits and other financial incentives, the availability and amount of financing from fund investors, the retail price of utility-generated electricity or the availability of alternative energy sources, risks associated with SolarCity’s rapid growth, risks that consumers who have executed energy contracts included in reported MW Booked may seek to cancel those contracts, SolarCity’s limited operating history, particularly as a new public company, changes in strategic planning decisions by management or reallocation of internal resources, our ability and the ability of our third-party lease administrator to complete remediation efforts within expected time periods and general market, political, economic and business conditions. You should read the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, which identifies certain of these and additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

SolarCity Corporation

Condensed Consolidated Balance Sheets

$ in Thousands	December 31, 2012	December 31, 2013
	(Restated)
Assets
Current assets:
Cash and cash equivalents	$160,080	$577,080
Restricted cash	7,516	19,182
Accounts receivable, net	24,629	23,011
Rebates receivable	17,501	20,131
Inventories	87,087	111,394
Deferred income tax asset	5,623	9,845
Prepaid expenses and other current assets	11,502	27,020

Total current assets	313,938	787,663

Restricted cash	2,810	301
Solar energy systems, leased and to be leased – net	984,121	1,682,521
Property and equipment – net	18,635	22,407
Goodwill and intangible assets – net	626	278,169
Other assets	22,170	38,473

Total assets	$1,342,300	$2,809,534

Liabilities and equity
Current liabilities:
Accounts payable	$62,986	$121,556
Distributions payable to noncontrolling interests and redeemable noncontrolling interests	12,028	20,390
Current portion of deferred U.S. Treasury grants income	11,376	15,340
Accrued and other current liabilities	53,233	72,157
Customer deposits	7,909	8,828
Current portion of deferred revenue	31,822	59,899
Current portion of long-term debt	20,613	7,422
Current portion of solar asset-backed notes	—	3,155
Current portion of lease pass-through financing obligation	13,622	29,041
Current portion of sale leaseback financing obligation	389	418

Total current liabilities	213,978	338,206

Deferred revenue, net of current portion	204,396	410,161
Long-term debt, net of current portion	83,533	238,612
Convertible senior notes	—	230,000
Solar asset-backed notes, net of current portion	—	49,780
Long-term deferred tax liability	5,643	9,238
Lease passthrough financing obligation, net of current portion	125,884	64,167
Sale leaseback financing obligation, net of current portion	14,755	14,338
Deferred U.S. Treasury grants income, net of current portion	286,884	412,469
Other liabilities	114,006	193,439

Total liabilities	1,049,079	1,960,410

Redeemable noncontrolling interests in subsidiaries	12,827	44,709
Stockholders’ equity:
Common stock	7	10
Additional paid-in capital	330,130	819,914
Accumulated deficit	(146,536)	(202,326)

Total stockholders’ equity	183,601	617,598
Noncontrolling interests in subsidiaries	96,793	186,817

Total equity	280,394	804,415

Total liabilities and equity	$1,342,300	$2,809,534

SolarCity Corporation

Condensed Consolidated Statements of Operations

	Three Months Ended:		Twelve Months Ended:
in Thousands except per Share Data	December 30, 2012	December 31, 2013	December 30, 2012	December 31, 2013
	(unaudited)
Revenue:
Operating leases and solar energy systems incentives	$12,514	$22,363	$46,098	$82,856
Solar energy system sales	11,241	24,937	80,810	80,981

Total revenue	23,755	47,300	126,908	163,837
Cost of revenue:
Operating leases and solar energy systems incentives	5,461	11,580	14,596	32,745
Solar energy system sales	14,017	25,874	84,856	91,723

Total cost of revenue	19,478	37,454	99,452	124,468

Gross profit	4,277	9,846	27,456	39,369

Operating expenses:
Sales and marketing	19,416	33,893	69,392	97,426
General and administrative	17,171	31,258	49,075	91,321

Total operating expenses	36,587	65,151	118,467	188,747

Loss from operations	(32,310)	(55,305)	(91,011)	(149,378)
Interest expense, net	5,220	8,217	20,142	25,738
Other expense, net	(15,376)	1,016	2,519	1,441

Loss before income taxes	(22,154)	(64,538)	(113,672)	(176,557)
Income tax provision	53	24,742	(54)	24,799

Net loss	(22,101)	(39,796)	(113,726)	(151,758)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	(14,057)	(66,489)	(14,391)	(95,968)

Net income (loss) attributable to stockholders	$(8,044)	$26,693	$(99,335)	$(55,790)

Net income (loss) attributable to common stockholders
Basic	$(18,135)	$26,693	$(109,426)	$(55,790)
Diluted	$(32,951)	$26,693	$(109,703)	$(55,790)

Net (loss) income per share attributable to common stockholders
Basic	($0.75)	$0.31	($7.68)	($0.70)
Diluted	($1.30)	$0.28	($7.69)	($0.70)

Weighted average shares used to compute net (loss) income per share attributable to common stockholders
Basic	24,284	87,359	14,240	79,782
Diluted	25,311	95,157	14,268	79,782

SolarCity Corporation

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,	Year Ended December 31,
$ in Thousands	2012	2013
	(Restated)
Operating activities:
Net loss	$(113,726)	$(151,758)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of property, plant and equipment	17	60

Depreciation and amortization net of amortization of deferred U.S. Treasury grant income	20,809	41,448
Interest on lease pass-through financing obligation	12,001	13,438
Stock-based compensation	8,677	21,262
Revaluation of convertible redeemable preferred stock warrants	1,898	—
Revaluation of preferred stock forward contract	350	—
Loss on extinguishment of long-term debt	—	306
Deferred income taxes	13	(25,424)
Reduction in lease pass-through financing obligation	(16,159)	(35,675)
Changes in operating assets and liabilities:
Restricted cash	(864)	(13,059)
Accounts receivable	(13,978)	2,911
Rebates receivable	(3,817)	(2,630)
Inventories	55,734	(19,954)
Prepaid expenses and other current assets	7,914	(19,276)
Other assets	(4,939)	(6,882)
Accounts payable	(99,600)	50,750
Accrued and other liabilities	70,133	84,444
Customer deposits	(6,024)	919
Deferred revenue	121,355	233,635

Net cash provided by operating activities	39,794	174,515
Investing activities:
Payments for the cost of solar energy systems, leased and to be leased	(420,153)	(716,947)
Purchase of property and equipment	(8,367)	(9,126)
Acquisition of business, net of cash acquired	—	(3,826)

Net cash used in investing activities	(428,520)	(729,899)

Financing activities:
Investment fund financings and bank borrowings:
Borrowings under long-term debt	152,804	203,228
Repayments of long-term debt	(77,299)	(65,328)
Proceeds from issuance of solar asset-backed notes	—	51,334
Repayments of borrowings under solar asset-backed notes	—	(1,461)
Payment of deferred purchase consideration	—	(3,382)
Repayments of sale-leaseback financing obligation	(361)	(388)
Proceeds from lease pass-through financing obligation	145,846	57,780
Repayment of lease pass-through financing obligation	—	(41,148)
Repayment of capital lease obligations	(28,442)	(1,594)
Proceeds from investment by noncontrolling interests in subsidiaries	161,426	362,692
Distributions paid to noncontrolling interest in a subsidiary	(144,493)	(137,005)
Proceeds from U.S. Treasury grants	113,648	127,476

Net cash provided by financing activities before equity issuances	323,129	552,204
Equity and convertible notes issuances:
Proceeds of issuance of common stock	92,386	174,083
Proceeds from issuance of convertible notes	—	222,518
Proceeds from exercise of stock options	1,724	15,545
Proceeds from the exercise of convertible redeemable preferred stock warrants	228	—
Proceeds from issuance of convertible redeemable preferred stock	80,868	—
Proceeds from exercise of common stock warrants	—	8,034

Net cash provided by equity issuances	175,206	420,180

Net cash provided by financing activities	498,335	972,384

Net increase in cash and cash equivalents	109,609	417,000
Cash and cash equivalents, beginning of period	50,471	160,080

Cash and cash equivalents, end of period	$160,080	$577,080

Reconciliation from GAAP EPS to Non-GAAP EPS:

in Thousands except per share data		Net Loss per Share	Diluted Weighted Avg. Common Shares Outstanding
GAAP Net Income Attributable to Stockholders	$26,693	$0.28	95,157

- GAAP Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	($66,489)	($0.76)	87,359

= Non-GAAP Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	($39,796)	($0.46)	87,359

Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:

$ in millions
GAAP Operating Expenses	$65.2

- Incremental Expenses Resulting from Recent M&A	$2.7
- One-Time Expenses Resulting from Recent M&A	$4.5

= Non-GAAP Operating Expenses	$58

Reconciliation from Operating Lease GAAP Gross Profit to Operating Lease Non-GAAP Gross Profit:

$ in millions
GAAP Operating Lease Gross Profit	$10.8

+ Impact of New O&M Department	$1.6

= Non-GAAP Operating Lease Gross Profit	$12.4

Non-GAAP Operating Lease Gross Profit Margin	55%

“MW” or “megawatts” represents the DC nameplate megawatt production capacity

“Customers” includes all residential, commercial and government buildings where we have installed or contracted to install a solar energy system, or performed or contracted to perform an energy efficiency evaluation or other energy efficiency services.

“MW Booked” represents the aggregate megawatt production capacity of solar energy systems pursuant to customer contracts signed during the applicable period net of cancellations during the applicable period. This metric includes solar energy systems booked under Energy Contracts as well as solar energy system direct sales.

“MW Deployed” represents the megawatt production capacity of solar energy systems that have had all required building department inspections completed during the applicable period. This metric includes solar energy systems deployed under Energy Contracts as well as solar energy system direct sales.

Investor Contact	Aaron Chew investors@solarcity.com